UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 4, 2024

Ventas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2024, Ventas, Inc. (“we,” “us,” “our,” “Company” and other similar terms) entered into a cooperation agreement (the “Cooperation Agreement”) with Land & Buildings Investment Management, LLC and certain of its affiliates (collectively, “Land & Buildings”).

Pursuant to the Cooperation Agreement, the Company has appointed Theodore R. Bigman, Founder and Chief Investment Officer of Bigman Holdings and former Head of Global Listed Real Assets Investing at Morgan Stanley Investment Management and Joe V. Rodriguez, Jr., President of Burnt Mountain Investments LLC and former Chief Investment Officer of Invesco Real Estate to the Company’s Board of Directors (the “Board”). In addition, Mr. Bigman has been appointed to the Investment Committee of the Board and Mr. Rodriguez has been appointed to the Nominating, Governance and Corporate Responsibility Committee of the Board. The Company also agreed to nominate Mr. Bigman and Mr. Rodriguez for re-election at the Company’s 2024 Annual Meeting of Stockholders.

The Cooperation Agreement will remain effective until the day after the Company’s 2025 Annual Meeting of Stockholders.

Pursuant to the Cooperation Agreement, Land & Buildings has agreed to abide by certain voting commitments and standstill restrictions. The Cooperation Agreement also contains a customary mutual non-disparagement provision.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

On March 4, 2024, Theodore R. Bigman and Joe V. Rodriguez, Jr. were appointed to the Board effective immediately. The Board has affirmatively determined that each of Mr. Bigman and Mr. Rodriguez is “independent” under the rules of the New York Stock Exchange and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended. Mr. Bigman has been appointed to the Investment Committee of the Board effective immediately and Mr. Rodriguez has been appointed to the Nominating, Governance and Corporate Responsibility Committee of the Board effective immediately.

Neither Mr. Bigman nor Mr. Rodriguez are a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Bigman and Mr. Rodriguez and any other persons pursuant to which he was selected as a director, other than with respect to the matters referred to in Item 1.01.

Mr. Bigman and Mr. Rodriguez will participate in the compensation arrangements for non-employee directors, including receiving an initial award of shares of restricted stock, as described in the Company’s 2023 proxy statement filed with the U.S. Securities and Exchange Commission on April 5, 2023.

Item 7.01 Regulation FD Disclosure.

On March 4, 2024, the Company issued a press release announcing the Cooperation Agreement and Mr. Bigman and Mr. Rodriguez’s appointment to the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Cooperation Agreement, dated March 4, 2024
99.1	Press Release, dated March 4, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTAS, INC.

Date: March 4, 2024	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, General Counsel and Ethics and Compliance Officer